                                                                    EXHIBIT 10.5

                              TECHNOLOGY AGREEMENT

  This Technology Agreement ("Agreement") is made, entered into, and to be effective as of the Closing Date (as defined below) ("Effective Date") by and between Silicon Graphics, Inc., a Delaware corporation ("SGI") and MIPS Technologies, Inc., a Delaware corporation ("MIPS").

                                 RECITALS

     WHEREAS, the Board of Directors of Silicon Graphics has determined that it is in the best interests of Silicon Graphics and its shareholders to separate the MIPS Business from Silicon Graphics' other operations;

     WHEREAS, as part of the foregoing, SGI and MIPS have entered into a Separation Agreement of even date herewith (the "Separation Agreement");

     WHEREAS the parties desire to enter into this ancillary agreement pursuant to which SGI will assign and license certain intellectual property to MIPS, and MIPS will license back certain rights to SGI.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

1.   DEFINITIONS

     1.1. "Affiliates" shall mean any corporation or other entity that is
           ----------
          directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, "control" shall mean the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority). For the purposes of this Agreement, the term "Affiliate" shall not include MIPS where the term Affiliates is used in connection with a period of time after the Closing Date.

     1.2. "ASIC" or "ASSP" means an Integrated Circuit designed for specific
           ----      ----
          applications.

     1.3. "Capture Period" means the period starting on the Closing Date and
           --------------
          ending on the later of (i) three years from the Closing Date, or (ii) the date when SGI's owns less than 50% of the capital stock of MIPS.

     1.4. "Closing Date" means the date of the closing of MIPS's initial public
           ------------
          offering.

     1.5. "CPU" means an Integrated Circuit or portion thereof that constitutes
           ---
          a processor designed, capable, and intended to function as the primary, or general processing unit of the overall system within which the CPU is contained or is not otherwise dedicated to the primary function of a subsystem.

     1.6. "Integrated Circuit" shall mean an integral unit comprising one or
           ------------------
          more active and/or passive circuit elements formed at least in part of semiconductor material and associated on, or in, one substrate comprising the first level of packaging for such elements or more than one such substrate formed in a monolithic structure which comprises at least the first level of packaging and is indivisible into separately packaged products; such unit forming or contributing to the formation of a circuit for performing electrical or electronic functions; provided, however, such unit shall not mean a printed circuit board on which such unit is attached.

     1.7. "Intellectual Property Rights" means (i) all Patents; (ii) all
           ----------------------------
          copyrights in both published works and unpublished works, all registrations and applications therefor and all associated moral rights (collectively "Copyrights"); (iii) all rights in mask works (collectively "Maskworks"); and (iv) all know-how, trade secrets, confidential information, software, technical information, data, plans, drawings, and blue prints (collectively "Trade Secrets") whether arising under the laws of the United States or any other state, country or jurisdiction.

     1.8. "MIPS Capture Period Patents" means all patents and patent
           ---------------------------
          applications filed by MIPS that have a first effective filing date during the Capture Period.

     1.9. "MIPS Field of Use" means any MIPS ISA or any CPU, ASSP or ASIC which
           -----------------
          implements (under license from MIPS) the MIPS ISA that is substantially compatible with the MIPS ISA.

     1.10.  "MIPS ISA" shall mean an instruction set architecture for a MIPS
             --------
            Processor Design first developed by, for, or licensed to MIPS including without limitation the MIPS I, MIPS II, MIPS III, MIPS IV, MIPS V and successor instruction set architectures or extensions thereto. For purposes of this Agreement, any copy of a pre-existing proprietary SGI and Cray instruction sets or APIs including but not limited to SGI's graphics APIs and Cray ISAs shall not be considered within the definition of any future MIPS ISA.

     1.11.  "MIPS Processor Know-How" means the know-how listed on Exhibit E.
             -----------------------

     1.12.  "MIPS Patents" means the Patents listed on Exhibit A.
             ------------

     1.13.  "MIPS Processor Design" means only that component of a CPU, ASSP or
             ---------------------
            ASIC that is designed by, for or under license from MIPS for executing the MIPS ISA.

     1.14.  "MIPS Tools" means the Tools listed on Exhibit D.
             ----------

     1.15.  "Non-Patent IP Rights" means Trade Secrets, Maskworks, and
             --------------------
            Copyrights.

     1.16.  "Patents" means all classes or types of patents, utility models and
             -------
            design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), patent applications and disclosures for these classes or types of patent rights in all countries of the world (collectively "Patent Rights").

     1.17.  "SGI Compiler & Software Technology" means the know-how listed on
             ----------------------------------
            Exhibit F.

     1.18.  "SGI Compiler & Software Patents" means the Patents listed on
             -------------------------------
            Exhibit F.

     1.19.  "SGI Capture Period Patents" only those patents and patent
             --------------------------
            applications filed by SGI that have a first effective filing date during the Capture Period and constitute inventions arising from improvements to the technology listed on Exhibit G.

     1.20.  "SGI Designed Products" means products based on designs owned by, or
             ---------------------
            developed by, for or with substantial participation by SGI or its Affiliates.

     1.21.  "SGI Exclusive Field of Use" means the field of use outside the MIPS
             --------------------------
            Field of Use and a workstation, server, minicomputer or supercomputer.

     1.22.  "SGI Group" means SGI and its Affiliates.
             ---------

     1.23.  "SGI Processor Know-How" means the know-how listed on Exhibit B.
             ----------------------

     1.24.  "SGI Processor Patents" means the Patents listed on Exhibit B.
             ---------------------

     1.25.  "SGI Shipping Products" means SGI's MIPS ISA-based products
             ---------------------
            commercially released or for which development is substantially complete.

     1.26.  "SGI Tools" means the Tools listed on Exhibit C.
             ---------

     1.27.  "SGI Tool Patents" means the Patents listed on Exhibit C.
             ----------------

     1.28.  "Tools" means architectural verification tools, architectural
             -----
            modeling tools, design verification tools, and operating system tools. Tools do not include Compiler & Software Technology.

2.   MIPS TECHNOLOGY

     2.1.  Assignment to MIPS.  SGI hereby sells, conveys, assigns and transfers
           ------------------
           to MIPS, and MIPS hereby accepts, all of SGI's right, title and interest in and to the intellectual property and materials listed below ("Assigned IP") together with all ancillary rights thereto, including without limitation, the right to sue and recover damages for past, present and future infringements and to fully and entirely stand in the place of SGI in all matters related thereto. Upon MIPS's reasonable request, SGI agrees to take further action and to execute such additional documents (at MIPS's expense) as may be necessary to perfect MIPS's title in and to the Assigned IP. Assigned IP specifically includes and is limited to:

           .  MIPS Patents (as listed on Exhibit A);
           . MIPS Processor Know-How (as listed on Exhibit E); and . MIPS Tools (as listed on Exhibit D).

     2.2. Processor Technology License to SGI.  MIPS hereby grants to the SGI
          -----------------------------------
          Group, a non-exclusive, royalty-free, fully-paid, worldwide license, under MIPS's Intellectual Property Rights in the MIPS Patents (as listed on Exhibit A) and MIPS Processor Know-How (as listed on Exhibit
          E) to:

               (a) make, have made, use, import, sell and otherwise dispose of products, and practice any method or process in the manufacture of products;

               (b) use, modify, distribute, reproduce, display, and perform any copyrighted or copyrightable work or Maskwork;

               (c) sublicense the rights granted in Sections 2.2(a) and 2.2(b) to third parties only in connection with SGI Designed Products.

               (d) The rights provided under Sections 2.2(a), 2.2(b) and 2.2(c) above shall not extend to the sale or manufacture of "Separately Licensed Products" except to the extent such products are sold or manufactured pursuant to a pre-existing license to SGI, pursuant to a separate license from MIPS, or pursuant to a license granted by MIPS to a MIPS partner or MIPS licensee. MIPS agrees to license or make available through a MIPS partner or MIPS licensee such license to SGI under terms as favorable as those offered to any other MIPS customer, partner or licensee (including payment of royalties, if any) for similar scope of license. For the purposes of this Agreement, "Separately Licensed Products" means: Integrated Circuits or processor cores that implement and are compatible with the MIPS ISA, and are designed to function as a CPU (this excludes by way of example products which may include a MIPS co-processor, but which must have a separate processor to serve as the primary processor for the overall system, including graphics ASICs or co-processors, video compression ASICs, I/O and network ASICs), and excluding those Integrated Circuits and processor cores that are: Integrated Circuits which implement a MIPS ISA: (i) in connection with the MIPS R10K or R12K processor implementations or enhanced derivatives thereof, (ii) designed for products within workstations, servers, minicomputers or supercomputers, or (iii) are SGI Shipping Products as of the

                    Closing Date. SGI shall cooperate with MIPS to determine the volume of MIPS ISA-based products sold by SGI.

               (e) In addition, the license set forth in this Section 2.2 shall be an exclusive license within the SGI Exclusive Field of Use, subject to any licenses granted by MIPS prior to the Effective Date of this Agreement. This license shall be reduced to a non-exclusive license only in the event the SGI
                    Group: (i) ceases to license, market, sell or otherwise dispose of products that infringe, or practice any method or process that infringes, any MIPS Patent or MIPS Processor Know-How, and (ii) ceases to use the MIPS Processor Know-How.

     2.3. Tools License to SGI. MIPS hereby grants to the SGI Group, a non-
          --------------------
          exclusive, royalty-free, fully-paid, worldwide license, under MIPS's Non-Patent IP Rights in the MIPS Tools (as listed on Exhibit D) to:

               (a) make, have made, use, import, sell and otherwise dispose of products, and practice any method or process in the manufacture of products;

               (b) use, modify, distribute, reproduce, display, and perform any copyrighted or copyrightable work;

               (c) except for those Tools identified in Exhibit D as "not sublicensable," or "sublicensable in binary form only," sublicense the rights set forth in this Section 2.3 to third parties in binary code or source code format.

     2.4. Right to Retain Information.  For the purposes of enjoying the rights
          ---------------------------
          granted under this Section 2, SGI shall have the right to retain copies of all materials included in and associated with the Assigned IP.

3.   SGI TECHNOLOGY

     3.1. Processor Technology License to MIPS.  SGI hereby grants to MIPS, a
          ------------------------------------
          non-exclusive, royalty-free, fully-paid, worldwide license, within the MIPS Field of Use, under SGI's Intellectual Property Rights in the SGI Processor Patents and SGI Processor Know-How (as listed on Exhibit B) to:

               (a) make, have made, use, import, sell and otherwise dispose of MIPS Processor Designs and practice any method or process in the manufacture of MIPS Processor Designs;

               (b) use, modify, distribute, reproduce, display, and perform any copyrighted or copyrightable work or Maskwork only in connection with the use, development, manufacture, or distribution of MIPS Processor Designs; and

               (c) sublicense the rights granted in Sections 3.1(a) and 3.1(b) above to third parties.

     3.2. Tools License to MIPS.  SGI hereby grants to MIPS, a non-exclusive,
          ---------------------
          royalty-free, fully-paid, worldwide license, within the MIPS Field of Use, under SGI's Intellectual Property Rights in the SGI Tools Patents and SGI Tools (as listed on Exhibit C) to:

               (a) make, have made, use, import, sell and otherwise dispose of MIPS ISA-based products, and practice any method or process in the manufacture of MIPS ISA-based products;

               (b) use, modify, distribute, reproduce, display, and perform any copyrighted or copyrightable work or Maskwork only in connection with the use, development, manufacture, or distribution of MIPS ISA-based products; and

               (c)  sublicense the rights granted in Sections 3.2 (a) and 3.2
                    (b) to third parties, only in binary format, those SGI Tools specifically identified in Exhibit C as "sublicensable"; provided that those SGI Tools specifically identified in Exhibit C as "source code licensable" may be sublicensed by MIPS in source code format.

     3.3. Compiler & Software Technology License to MIPS. SGI hereby grants to
          ----------------------------------------------
          MIPS, a non-exclusive, royalty-free, fully-paid, worldwide license, within the MIPS Field of Use, under SGI's Intellectual Property Rights in the SGI Compiler & Software Technology and SGI Compiler & Software Patents (as listed on Exhibit F) to:

               (a) use, modify, and reproduce (for internal use only) the SGI Compiler & Software Technology only in connection with the development of MIPS Processor Design;

               (b) Under the SGI Compiler & Software Patents to make, have made, use, import, sell and otherwise dispose of MIPS Processor Design ,and practice any method or process in the manufacture of MIPS Processor Design; and

               (c) MIPS shall have the right to sublicense only that SGI Compiler & Software Technology and those SGI Compiler & Software Patents identified in Exhibit F as "sublicensable" to third parties. All such sublicenses of SGI Compiler & Software Technology shall be in binary format only; provided that that SGI Compiler & Software

                    Technology specifically identified in Exhibit F as "source code licensable" may be sublicensed by MIPS in source code format.

     3.4. No Foundry Rights.  MIPS understands and acknowledges that the
          -----------------
          licenses granted under Sections 3.2 and 3.3 are intended to cover only MIPS Processor Designs and are not intended to cover foundry activities that MIPS may undertake on behalf of third parties.

     3.5. Third Party Rights.  MIPS understands that some the technology and
          ------------------
          materials assigned or licensed to MIPS hereunder contain third party technology. MIPS agrees that: (i) SGI's obligations and MIPS's licenses under this Section 3 are subject in all cases to any restrictions, limitations or obligations contained in agreements entered into between SGI and third parties, (ii) MIPS shall be solely responsible for obtaining such licenses or consents, provided, however, that upon request by MIPS, SGI shall cooperate with MIPS in obtaining such licenses or consents, as appropriate, (iii) MIPS agrees that in the event any third party licenses or consents are required, MIPS will obtain such third party licenses or will not use such third party technology or SGI technology into which such third party technology is integrated, and (iv) MIPS will undertake all efforts necessary to protect SGI's rights and meet SGI's obligations under agreements with third parties to the extent such rights and obligations are affected by this Agreement.

4.   FUTURE TECHNOLOGY

     4.1. MIPS Capture Period Patents.  MIPS hereby grants to the SGI Group, a
          ---------------------------
          non-exclusive, royalty-free, fully-paid, worldwide license, including the right to sublicense, under the MIPS Capture Period Patents to make, have made, use, import, sell and otherwise dispose of SGI Designed Products, and practice any method or process in the manufacture of SGI Designed Products.

     4.2. SGI Capture Period Patents.  SGI hereby grants to MIPS, a non-
          --------------------------
          exclusive, royalty-free, fully-paid, worldwide license, including the right to sublicense, within the MIPS Field of Use, under the SGI Capture Period Patents to make, have made, use, import, sell and otherwise dispose of MIPS Processor Designs, and practice any method or process in the manufacture of MIPS Processor Designs. Upon request, SGI will consider in its sole discretion, making available to MIPS a license under the SGI Capture Period Patents to the extent SGI makes available such licenses to others.

     4.3. Improvements to SGI Tools and MIPS ISA.
          --------------------------------------

          4.3.1.  License to MIPS Improvements to SGI Technology.  MIPS hereby
                  ----------------------------------------------
                  grants to the SGI Group, a non-exclusive, royalty-free, fully-paid, worldwide license under MIPS's Non-Patent IP Rights to any improvements or other changes made by MIPS to the SGI Tools and the SGI Compiler &

                  Software Technology ("MIPS Improvements to SGI Technology") during the Capture Period, including the right to:

                    (i) make, have made, use, import, sell and otherwise dispose of products, and practice any method or process in the manufacture of products; and

                    (ii) to use, modify, distribute, reproduce, display, and
                         perform any copyrighted or copyrightable work.

          4.3.2.  License to MIPS ISA Improvements.  MIPS hereby grants to the
                  --------------------------------
                  SGI Group, a non-exclusive, royalty-free, fully-paid, worldwide license under MIPS's Non-Patent IP Rights to any improvements or other changes made by MIPS to the MIPS ISA ("MIPS ISA Improvements "), with the exception that SGI shall be required to pay any fees due to a third party which MIPS may be required to pay in conjunction with such a license, during the Capture Period, including the right to:

                    (i) make, have made, use, import, sell and otherwise dispose of SGI Designed Products, and practice any method or process in the manufacture of SGI Designed Products; and

                    (ii) to use, modify, distribute, reproduce, display, and
                         perform any copyrighted or copyrightable work only in connection with the use, development, manufacture, or distribution of SGI Designed Products.

          4.3.3.  Conditions.  Any licenses granted pursuant to Section 4.3.1
                  ----------
                  and any obligation to provide materials relating to MIPS Improvements to SGI Technology or MIPS ISA Improvements shall be subject to any third party obligations of MIPS with respect to same. MIPS shall deliver all MIPS ISA Improvements to SGI when MIPS makes such MIPS ISA Improvements generally available to MIPS customers and licensees, and shall deliver any MIPS Improvements to SGI Technology and any MIPS ISA Improvements upon SGI's reasonable written request provided that SGI may request MIPS Improvements to SGI Technology and the MIPS ISA Improvements no more than once in any six (6) month period. MIPS shall deliver the applicable changes to software source code and any reasonably available supporting documentation.

     4.4.  Additional License.  Upon the SGI Group's request, MIPS shall license
           ------------------
           to the SGI Group under terms as favorable as those offered to any other MIPS customer, partner or licensee (including payment of royalties, if any) for similar scope of license, any MIPS Improvements to SGI Technology, MIPS ISA Improvements or other MIPS technology or designs it makes available to its customers or third parties, not already licensed hereunder.

5.   DISCLAIMER

     5.1.  No Implications.  Nothing contained in this Agreement shall be
           ---------------
           construed as:

          5.1.1. A representation or warranty by either of the parties to this Agreement as to the validity, enforceability or scope of any class or type of Intellectual Property Rights;

          5.1.2. A warranty or representation that anything made, used sold or otherwise disposed of under any assignment or license set forth in this Agreement is or will be free from infringement of any third party Intellectual Property Rights other than those which are assigned or licensed hereunder;

          5.1.3. Except as explicitly set forth in Section 9, an agreement to bring or prosecute or any grant of a right to bring or prosecute actions or suits against third parties for infringement;

          5.1.4. Requiring either party to obtain the right to license to the other, third party technology contained in any know-how, software or other materials licensed, assigned or provided hereunder. The parties agree that the receiving party shall be solely responsible for obtaining any necessary third party licenses;

          5.1.5. Except as expressly set forth herein, requiring a party to furnish or disclose technical information, know-how, improvements, support or other information or assistance to the other party; or

          5.1.6. Conferring by implication, estoppel or otherwise, upon either party licensed hereunder, any license or other right under any Intellectual Property Rights except the assignments, licenses and rights expressly granted hereunder regardless of whether such Intellectual Property Rights are dominant or subordinate to the rights granted hereunder.

     5.2.  No Warranties.  EACH PARTY HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED
           -------------
           WARRANTIES WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS OR RELATED MATERIALS LICENSED HEREUNDER, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

6.   CONFIDENTIALITY

     6.1. Obligation.  MIPS and SGI each acknowledges that by reason of its
          ----------
          relationship with the other party, it has and will have access to certain information and materials that is confidential and of substantial value to the other party ("Confidential Information"), which value would be impaired if such information were disclosed to third parties. Each party agrees that, except as specifically authorized hereunder, it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such Confidential Information, and will take every reasonable precaution to protect the confidentiality of such information which shall in no event be less than the industry standard and shall include: entering into non-disclosure agreements with third parties prior to disclosing any Confidential Information that the other party grants permission to disclose, entering into employment agreements with all employees requiring employees to protect Confidential Information, providing to employees access to Confidential Information on a need to know basis only, where appropriate based on the nature of the Confidential Information, password protect servers that contain Confidential Information, restricting access to Confidential Information by third parties (including contractors) unless they have a need to know and they have entered into appropriate non-disclosure agreement. Upon request by a party, the other party will advise the requesting party whether or not it considers any particular information or materials to be Confidential Information.

     6.2. Transfer of Information.  MIPS acknowledges that (i) all technical
          -----------------------
          information, know-how, software, or other materials (excluding non-technical business materials) transferred by MIPS from SGI are listed on Exhibits to this Agreement and will be transferred to MIPS in accordance with the methodology set forth in Exhibit H as agreed to by the parties, and (ii) MIPS has no access to the SGI Group's servers as of the Closing Date or as mutually agreed. MIPS agrees to promptly return or destroy all copies of any unauthorized SGI Confidential Information in its possession or control. MIPS agrees that SGI, during the period starting at the Closing Date and ending when SGI's owns less than 50% of the capital stock of MIPS, shall have the right to audit (through auditors approved by MIPS) MIPS's servers, files, and premises to ensure compliance with this Section 6. In the event SGI discovers material unauthorized use of SGI Confidential Information, MIPS shall pay the cost of the audit and shall use its best efforts to correct such unauthorized use, including without limitation, obtaining a license to use such information, destroying or returning such information, and ceasing to license or distribute products or materials that contain such information.

     6.3. Exceptions.  The foregoing restrictions will not apply to information
          ----------
          that (i) has become publicly known through no wrongful act of the receiving party; (ii) has been rightfully received from a third party authorized to make such disclosure without restriction; (iii) has been independently developed by the receiving party after the Closing Date of this Agreement; (iv) has been approved for release by written authorization of the disclosing party, or (v) is required by law or regulation to be disclosed; provided, however, that the receiving party has provided written notice to the disclosing party promptly to enable disclosing party to seek a protective order or otherwise prevent disclosure of Confidential Information.

     6.4. Term.  The obligations of each party pursuant to this Section 6 with
          ----
          respect to Confidential Information shall continue in full force and effect for a period of ten (10) years after the Effective Date of this Agreement; provided that if the disclosing party requests an additional ten (10) year period for maintaining the confidentiality of any specified Confidential Information, the obligations under this
          Section 6 shall continue with respect to such Confidential Information for an additional ten (10) years.

     6.5. Injunctive Relief.  Each party acknowledges that any breach of any of
          -----------------
          its obligations under this Section 6 may cause irreparable harm and significant injury to the disclosing party to an extent that may be extremely difficult to measure. Accordingly, the receiving party agrees that the disclosing party will have, in addition to any other rights or remedies available to it at law or in equity, the right to seek injunctive relief to enjoin any breach of this Section 6.

7.   TERM AND TERMINATION

     7.1. Term.  This Agreement and the rights and licenses granted hereunder
          ----
          shall become effective on the Effective Date and shall continue in effect, unless terminated as provided below, until the latter of: (i) expiration, revocation, invalidation or abandonment of the last Patent licensed hereunder, or (ii) the parties cease to use the Non-Patent IP Rights.

     7.2. Termination
          -----------

          7.2.1 Termination for Bankruptcy. Either party may terminate this
                --------------------------
          Agreement effective immediately and without liability upon written notice to the other party if any one of the following events occurs:

               (a) the other party files a voluntary petition in bankruptcy or otherwise seeks protection seeks protection under any law for the protection of debtors;

               (b) A proceeding is instituted against the other party under any provision of any bankruptcy laws which is not dismissed within ninety (90) days;

               (c) Any adjudication that the other party is bankrupt or insolvent;

               (d) A court assumes jurisdiction of all or a substantial portion of the assets of the other party under a reorganization law;

               (e) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other party;

               (f) The other party becomes insolvent, ceases or suspends business;

               (g) The other party makes an assignment of the majority of its assets for the benefit of its creditor; or

               (h) The other party admits in writing its inability to pay its debts as they become due.

          7.2.1.  Termination for Breach.  If MIPS materially breaches any
                  ----------------------
                  material term or condition of this Agreement, or SGI breaches its obligation to pay royalties under a license granted by MIPS under this Agreement, then upon forty-five (45) days written notice to the breaching party specifying the default ("Notice of Default"), the non-breaching party may terminate or suspend this Agreement, without liability, unless the default reasonably requires more than forty-five (45) days to correct and the breaching party has begun substantial corrective actions to remedy the default and is diligently pursuing such actions, in which event, the breaching party shall have so much time as is reasonably necessary to cure such default.

     7.3. Effect of Termination.  (a) In the event of termination pursuant to
          ---------------------
          Section 7.2 above, the party terminating the Agreement pursuant to
          Section 7.2 above shall retain all licenses and rights granted to it under this Agreement for the term of the Agreement, and all licenses granted to the other party shall terminate subject to any sublicenses previously granted, and (b) the following sections shall survive any termination or expiration of the Agreement: Sections 2.1, 2.4, 5, 6, 7, 8, 9 and 10.

8.   ASSIGNMENT AND CHANGE OF CONTROL

     8.1. Assignment.  This Agreement is personal to MIPS and the Agreement or
          ----------
          any right or obligation under it may not be assigned by MIPS without the prior written consent of SGI (except in the event of a MIPS Change of Control as defined below). SGI may freely assign this Agreement pursuant to the provisions of Sections 8.3 and 8.4 below or inconnection with the sale or transfer of a substantial portion of its business, provided that, except for SGI Shipping Products as of the date of the assignment, as to the assignee, the licenses in Sections 2.2, 2.3 and 4.3 shall be modified such that any MIPS-ISA based products shall be subject to a royalty-bearing license on MIPS' standard terms, Sections 2.2(e) and 4.4 shall terminate, and Section
          7.2.1 shall be modified to be reciprocal. Any purported assignment, except as explicitly permitted herein, shall be deemed a breach of this Agreement and shall be null and void. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     8.2. MIPS Change of Control.  Except where SGI's sale or other disposition
          ----------------------
          of MIPS capital stock to a third party results in a Change of Control, in the event more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of MIPS becomes owned or controlled directly or indirectly by a third party ("MIPS Change of Control"), MIPS shall promptly give notice to SGI of such MIPS Change of Control. Upon such MIPS Change of Control the licenses granted to MIPS pursuant to Section 3 above shall immediately terminate except that in the event after such MIPS Change of Control, MIPS is kept by the acquirer as an intact and independent business unit recognizable as the same business unit that existed prior to the MIPS Change of Control, then: (i) MIPS's licenses shall be restricted to the MIPS business unit only and not the acquirer's other business units, and (ii) SGI's licenses under Section 4 above shall be limited to Patents obtained or filed, and improvements developed, by MIPS only and not the acquirer's other business units.

     8.3. SGI Change of Control.  In the event more than fifty percent (50%) of
          ---------------------
          the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of SGI becomes owned or controlled directly or indirectly by a third party ("SGI Change of Control") and SGI owns less than 50% of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of MIPS at the date of such SGI Change in Control, the licenses granted to SGI pursuant to Sections 2.2, 2.3, and 4.3, above shall be modified such that any MIPS-ISA based products shall be subject to a royalty-bearing license on MIPS' standard terms, except for SGI Shipping Products as of the date of the SGI Change of Control. In addition, Section 2.2
          (e) and Section 4.4 shall terminate and Section 7.2.1 shall be modified to be reciprocal. If SGI owns more than 50% of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of MIPS at the date of such SGI Change in Control, the provisions of this Section 8.3 will become effective at such time as the acquirer owns less than 50% of such an interest in MIPS.

     8.4. SGI's Divestitures.  MIPS understands that SGI may divest some or all
          ------------------
          of its business operations in the future; and MIPS agrees to grant such new entity a non-exclusive license substantially similar in scope to the licenses granted in Sections 2.2 (a), (b), and (c), 2.3, and
          4.3 above, on similar terms and conditions, upon SGI's written request, provided however, that the licenses shall become royalty bearing for any MIPS ISA-based products and the license shall apply only to the SGI Shipping Products at the date of such divestiture.

9.   INFRINGEMENT ACTIONS

     9.1. Infringement Actions.  For so long as the license granted to SGI
          --------------------
          under Section 2.2(e) remains exclusive, MIPS agrees that SGI can bring suit, without MIPS's consent, and SGI agrees that MIPS can bring suit, without SGI's consent against any third party infringing the MIPS Patents within the SGI Exclusive Field of Use. Each party agrees, at the other's expense, to make available at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens and other similar materials in its possession that are reasonably necessary to allow SGI or MIPSto litigate or settle such suit, including without limitation, becoming party to the suit.

     9.2. Request to Bring Suit.  In the event a party reasonably believes that
          ---------------------
          a third party infringes one or more of the patents licensed to it pursuant to this Agreement, it may request that the other party ("Patent Owner") bring an infringement action against such third party infringer. Upon receiving such request, the Patent Owner shall use its reasonable efforts to file such claim unless the Patent Owner can demonstrate that it is not commercially reasonable for it to do so. The requesting party shall reimburse Patent Owner for all costs and expenses associated with filing, litigating and settling such claim.

     9.3. Indemnification.  MIPS shall indemnify and hold SGI harmless against
          ---------------
          any claim based on infringement by the design furnished by MIPS of a U.S. trade secret, patent, copyright, maskwork right, trademark or other proprietary right of a third party, shall defend at its expense all suits against SGI based upon such a claim, and shall pay costs and damages awarded against SGI in such suit, provided that SGI shall notify MIPS promptly in writing of such suit and at MIPS request and at its expense, is given control of such suit and all reasonably requested information and assistance for defense of same. SGI shall have the right to be represented by its own attorney at its own expense. This indemnity does not extend to any suit based upon an infringement or alleged infringement of any trade secret, patent, copyright, maskwork right, trademark or other proprietary rights by the manufacturing process or modification of the MIPS ISA-based products made by SGI, the use of the MIPS ISA-based products in combination with other equipment or software not provided by MIPS, or a modification or enhancement of the MIPS ISA-based products not made by MIPS, if such claim would not have occurred but for such combination, modification or enhancement, any marking, or branding applied to the MIPS ISA-based products or modification or design of the MIPS ISA-based products by or at the request of SGI or anything for which a third party license was required as noted on the Exhibits.

10.  GENERAL

     10.1.  Ownership of Technology.  The parties agree that the technical
            -----------------------
            materials and Intellectual Property Rights assigned or licensed to MIPS are limited to those expressly provided for hereunder. All other technology, materials and information (excluding non-technical business materials) under SGI's control and all implementations made by SGI to the MIPS ISA, or other MIPS technology shall, as between the parties, be owned exclusively by SGI, and MIPS shall have no rights or interest in such technology, materials and information unless expressly provided in this Agreement, the Trademark Agreement or the Separation Agreement. MIPS shall not remove any tangible materials embodying such Intellectual Property Rights or information from SGI's premises other than those explicitly listed on the Exhibits attached to this Agreement. Except for the express licenses granted to SGI under the Intellectual Property Rights assigned to MIPS hereunder, all rights thereto shall, as between the parties, be owned exclusively by MIPS and SGI shall have no rights or interest in such Intellectual Property Rights except as set forth in the Trademark Agreement or the Separation Agreement.

     10.2.  Delivery of Assigned Technology or MIPS Licensed Technology.  The
            -----------------------------------------------------------
            parties agree that MIPS and SGI currently have access to all technology licensed or assigned to the respective party. As a result, all such technology is provided on a "as is, where is" basis, and each party shall have no obligation to locate, assemble, deliver or otherwise assist the other party in the transfer of such technology.

     10.3.  Confidentiality of Agreement.  Each party agrees that the terms and
            ----------------------------
            conditions of this Agreement shall be treated as confidential information and that neither party will disclose the terms or conditions to any third party without the prior written consent of the other party, provided, however, that each party may disclose the terms and conditions of this Agreement, to the extent necessary:

            (a)  as required by any court or other governmental body;

            (b)  as otherwise required by law;

            (c) to legal counsel of the parties, accountants, and other professional advisors;

            (d) in confidence, to banks, investors and other financing sources and their advisors;

            (e) in connection with the enforcement of this Agreement or rights under this Agreement; or

            (f) in confidence, in connection with an actual or prospective merger or acquisition or similar transaction.

     With respect to disclosure required by a court order, the disclosing party shall provide prior notification of such impending disclosure to the non-disclosing party. All reasonable efforts to preserve the confidentiality of the terms of this Agreement shall be expended by the disclosing party in complying with such an order, including obtaining a protective order to the extent reasonably possible. The parties shall cooperate in preparing and releasing an announcement or other form of publicity, if any, relating to this Agreement.

     10.4. Export Controls.  Each party understands and acknowledges that
           ---------------
           certain technology licensed or assigned hereunder is subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Each party warrants that it will comply in all respects with the export restrictions applicable to any materials or technology provided hereunder and will otherwise comply with the Export Administration Regulations or other United States laws and regulations in effect from time to time.

     10.5. Entire Agreement.  This Agreement including the Exhibits and any
           ----------------
           schedules thereto, together with the Separation Agreement and the Ancillary Agreements (as defined in the Separation Agreement) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter. To the extent that the provisions of this Agreement are inconsistent with the provisions of the Separation Agreement or any Ancillary Agreements, the provisions of this Agreement shall prevail.

     10.6. Expenses.  All costs incurred in the interpretation, execution,
           --------
           delivery and implementation of this Agreement and with the consummation of the transactions contemplated herein shall be paid by the party incurring the expense. The determination of who has incurred the expense shall be made by the Chief Financial Officer of SGI, which determination shall be final and binding upon each of the parties hereto and not subject to further review for so long as SGI holds more than fifty percent (50%) of the capital stock of MIPS.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of the date set forth above.

MIPS Technologies, Inc.                            Silicon Graphics, Inc.


By:__________________________________________      By:__________________________
Name:  John Bourgoin                               Name:
Title:  President and Chief Executive Officer      Title:

                                   EXHIBIT A
                                  MIPS PATENTS

Certain patents currently owned by SGI that are related to the MIPS ISA and MIPS architecture and which will be assigned to MIPS hereunder. The detailed list of patents will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT B
                SGI PROCESSOR KNOW-HOW AND SGI PROCESSOR PATENTS


SGI Processor Patents
---------------------

Certain patents owned by SGI that are related to the MIPS ISA and MIPS architecture which will be licensed to MIPS hereunder. The detailed list of patents will be specifically agreed to by the parties on or before the Closing Date.

SGI Processor Know-How
----------------------

Certain know-how related to the MIPS ISA and MIPS architecture which will be licensed to MIPS hereunder. The detailed list of know-how will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT C
                         SGI TOOLS AND SGI TOOL PATENTS


C.1  SGI Tools
     ---------

Certain architectural verification tools, architectural modeling tools, design verification tools, and operating system tools owned by SGI which will be licensed to MIPS hereunder under a non-exclusive license. The detailed list of SGI Tools will be specifically agreed to by the parties on or before the Closing Date. The list will also specifically identify those SGI Tools that are not sublicensable by MIPS, and those SGI Tools which may be sublicensed in source code format by MIPS under MIPS' license to the SGI Tools.


C.2  SGI Tool Patents
     ----------------

Certain patents owned by SGI which relate to architectural verification tools, architectural modeling tools, design verification tools, and operating system tools, and which will be licensed to MIPS hereunder under a non-exclusive license. The detailed list of SGI Tool Patents will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT D
                                   MIPS TOOLS

Certain architectural verification tools, architectural modeling tools, design verification tools, and operating system tools currently owned by SGI which will be assigned to MIPS hereunder. The detailed list of MIPS Tools will be specifically agreed to by the parties on or before the Closing Date. The list will also specifically identify those MIPS Tools that are not sublicensable by SGI, and those MIPS Tools which may be sublicensed in source code format by SGI under SGI's license to the MIPS Tools.

                                   EXHIBIT E
                          MIPS MICROPROCESSOR KNOW-HOW

Certain know-how related to the MIPS ISA and MIPS architecture currently owned by SGI which will be assigned to MIPS hereunder. The detailed list of know-how will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT F
                       SGI COMPILER & SOFTWARE TECHNOLOGY
                      AND SGI COMPILER & SOFTWARE PATENTS

SGI Compiler & Software Technology
----------------------------------

Certain compiler software and tools, and other software owned by SGI which will be licensed to MIPS hereunder. The detailed list of SGI Compiler & Software Technology will be specifically agreed to by the parties on or before the Closing Date. The list will also specifically identify those technologies that are not sublicensable by MIPS and those which may be sublicensed in source code format by MIPS under MIPS' license to the SGI Compiler & Software Technology.

SGI Compiler & Software Patents
-------------------------------

Certain patents owned by SGI relating to compiler technology which will be licensed to MIPS hereunder. The detailed list of SGI Compiler & Software Patents will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT G
                           SGI CAPTURE PERIOD PATENTS

Certain technology to which patentable improvements made by SGI shall be licensed to MIPS. The detailed list of such technology will be specifically agreed to by the parties on or before the Closing Date.

                                   EXHIBIT  H
                      METHODOLOGY FOR INFORMATION TRANSFER

The methodology for information transfer will be specifically agreed to by the parties on or before the Closing Date.

                                       24